LESSOR’S CONSENT TO ASSIGNMENT AND SUBLEASE

MEEHAN HOLDINGS, LLC, a California limited liability company (“Lessor”), hereby consents to: (a) the assignment by FLEXENERGY, INC., a Delaware corporation (“Lessee”), the tenant under a lease dated as of May 26, 2011 for approximately 32,649 rentable square feet in a freestanding building located at 9400 Toledo Way, Irvine, California 92618 (“Lease”), of the Lease in its entirety to ENER-CORE, INC., a Nevada corporation (“Assignee”), pursuant to that certain Assignment and Assumption of Lease (“Assignment”), a copy of which is attached hereto as Exhibit A and incorporated herein and (b) the sublease of a portion of the Premises by Assignee to Lessee, pursuant to that certain Sublease Agreement (“Sublease”), a copy of which is attached hereto as Exhibit B and incorporated herein. Lessor’s consent to the Assignment and Sublease (“Consent”) is subject to all of the terms and conditions contained herein. All capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Lease. This Consent is effective as of the date set forth next to Lessor’s signature below (“Effective Date”).

1.          Lessee and Assignee jointly and severally covenant to deliver to Lessor contemporaneously with the delivery of an executed original copy of this Consent, a fully executed copy of each of the Assignment and Sublease. Lessor’s Consent is conditioned upon Lessor’s receipt of a fully executed copy of each of the Assignment and Sublease.

2.          In the event of any inconsistency between the terms and conditions of this Consent and the terms and conditions of the Lease, the terms and conditions of this Consent shall prevail as between Lessor, on the one hand, and Assignee and/or Lessee, on the other hand.

3.          Nothing herein contained shall be construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the Lease (except as may be herein expressly provided). All provisions, covenants, agreements, terms and conditions of the Lease are hereby declared by Lessor, Lessee and Assignee to be in full force and effect and Lessee and Lessor further declare and acknowledge that neither party is in default under any of its obligations under the Lease.

4.          Notwithstanding Paragraph 12.2 of the Lease, Lessee is hereby released of all obligations that accrue under the Lease on or after the Effective Date. Lessee shall remain responsible for all obligations that accrued under the Lease prior to the Effective Date.

5.          Notwithstanding Paragraph 39.2 of the Lease, Lessor hereby consents and agrees to the assignment of the Option to Extend contained in Paragraph 56 of the Lease by Lessee to Assignee. Assignee shall be entitled to exercise the Option to Extend in accordance with the terms of the Lease.

6.          Lessee and Assignee jointly and severally covenant to deliver to Lessor contemporaneously with the delivery of an executed original copy of this Consent, a check or checks from Lessee and/or Assignee, subject to collection, made payable to the order of Lessor, in an amount equal to $500.00, representing Lessor’s administrative fees in connection with the granting of this Consent, plus such additional amount as may be requested by Lessor to reimburse Lessor for the reasonable attorneys’ fees incurred in connection with the granting of this Consent.

7.          This Consent shall be construed and enforced in accordance with the laws of the State of California. Venue is proper in the county in which the Premises is located.

8.          If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.          Lessor’s Consent hereunder is not, and shall not be construed as consent by Lessor to any further assignment or reassignment of the Lease by Lessee or Assignee or to any further subletting of all or any portion of the Premises. The Lease shall not be further assigned or reassigned nor shall all or any portion of the Premises be further sublet without complying with the terms of Paragraph 12 of the Lease in each instance.

10.        Any bills, statements, notices, demands, requests, consents or other communications given or required to be given to Assignee under the Lease shall be effective if rendered or given at the Premises or at the address for notice provided for in the Assignment.

11.        This Consent shall not be effective until executed by all the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

12.        The terms and provisions of this Consent bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

13.        This Consent constitutes the entire agreement of the parties hereto with respect to the matters stated herein and may not be altered, amended, modified or changed orally, except by an agreement signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

14.        Lessor, Lessee and Assignee each represent and warrant to the other that it is authorized to enter into this Consent and that the party executing this Consent has the power and authority to bind Lessor, Lessee or Assignee, as the case may be.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the Effective Date.

LESSOR:

MEEHAN HOLDINGS, LLC,		Effective Date: September 4, 2013
a California limited liability company

By:	/s/ John Meehan
Name:	John Meehan
Title:	CEO

LESSEE:		ASSIGNEE:

FLEXENERGY, INC.,		ENER-CORE, INC.,
a Delaware corporation		a Nevada corporation

By:	/s/ Mark G. Schnepel	By:	/s/ Alain Castro
Name:	Mark G. Schnepel	Name:	Alain Castro
Title:	President	Title:	CEO

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EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF LEASE

A-1

EXHIBIT B

SUBLEASE AGREEMENT

B-1